Exhibit 5




                                            June 16, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:      Lone Star Steakhouse & Saloon, Inc.
                  Registration Statement on Form S-8
                  -----------------------------------

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 dated June 16, 1999 (the "Registration Statement"), filed with the Securities and Exchange Commission by Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 118,767 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the exercise of Stock Options held by Consultants.

     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, a Prospectus relating to the resale of Common Stock underlying options held by affiliates of the Company (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.



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Securities and Exchange Commission
June 16, 1999
Page 2

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the option agreements for the Consultants, will be duly and validly issued, fully paid and non-assessable.

     We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus. We advise you that Steven Wolosky, a member of this firm, holds options to purchase 8,767 Shares of Common Stock which Shares are being registered in the Registration Statement which contains this Prospectus.


                           Very truly yours,

                           /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                           --------------------------------------------------
                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP